Exhibit 4.3

PLACER CAPITAL CO. II

NONSTATUTORY STOCK OPTION AGREEMENT

1. GRANT.

(a) Placer Capital Co. II, a California corporation (the “Company”), hereby grants to JOSEPH F. HEITZLER (the “Optionee”), an option (the “Option”) to purchase a total of 15,052 Shares of common stock of the Company, at the price set forth below, which Option is in all respects subject to the terms, definitions and provisions described in this nonstatutory stock option agreement (the “Agreement”).

(b) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If the outstanding shares of common stock of the Company (the “Stock”) are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Company, through a reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation, or otherwise, without consideration to the Company, an appropriate and proportionate adjustment shall be made in the number and kind of Shares as to which Options may be granted. A corresponding adjustment changing the number or kind of Shares subject to this Option and the exercise price per Share allocated to the unexercised portion of this Option, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment, however, shall be made without change in the total price applicable to the unexercised portion of this Option, but with a corresponding adjustment in the price for each Share subject to this Option. Any adjustment under this Section shall be made by the Board of Directors of the Company, or a duly appointed committee thereof (the “Committee”), whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of Stock shall be issued under this Option on account of any such adjustment, and fractional share interests shall be disregarded and the fractional share interest shall be rounded down to the nearest whole number.

(c) RESERVATION OF RIGHTS. Except as provided in this Section 1, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price (as defined below) of Shares subject to the Option. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

2. NATURE OF THE OPTION.

This Option is intended by the Company and the Optionee to be a nonstatutory option, in contrast to a stock option described in Sections 422(b) or 423(b) of the Internal Revenue Code of 1986, as amended (“Nonstatutory Option”) and does not qualify for any special tax benefits to the Optionee. This option is NOT an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

3. EXERCISE PRICE.

(a) The amount for which one share of common stock of the Company, adjusted as described in Section 1(b) (if applicable) (one “Share”) may be purchased upon exercise of all or a portion of this Option (the “Exercise Price”) is $4.50 for each share of Stock, which price is not less than the Fair Market Value (as defined below) per share of the common stock of the Company on the Grant Date (set forth below).

(b) “Fair Market Value” shall mean the market price of one share of the Stock, determined by the Committee as follows: The Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate. In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

4. TERM OF OPTION.

This Option, and all rights to exercise any vested portion hereof, shall terminate on the third anniversary of the Grant Date, and may be exercised during such term only in accordance with the terms of this Option.

5. EXERCISE OF OPTION.

This Option shall be exercisable during its term in accordance with the provisions of this Option as follows:

(a) RIGHT TO EXERCISE. This Option shall vest cumulatively from the date of grant of the Option, exercisable as follows: immediately as to 15,052 Shares.

(b) MINIMUM EXERCISE. This Option may not be exercised for fewer than ten (10) Shares nor for a fraction of a Share.

(c) METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option and specify the number of whole Shares in respect of which the Option is being exercised. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail, to the Secretary of the Company accompanied by payment of the Exercise Price specified in Section 3 above.

No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or inter-dealer quotation system upon which the shares of the Company’s common stock may then be listed or quoted. Assuming such compliance, the Shares shall be considered transferred to the Optionee as of the date on which the Option is exercised with respect to such Shares. An Optionee shall have no rights as a shareholder of the Company with respect to any Shares until the issuance of a stock certificate to the Optionee for such Shares.

(d) METHOD OF PAYMENT. The entire Exercise Price of Shares issued under this Option shall be payable in cash or by certified check, official bank check, or the equivalent thereof acceptable to the Company at the time when such Shares are purchased. Such payment also shall include the amount of any withholding tax obligation which may arise in connection with the exercise, as determined by the Company. In addition, payment may be made in any of the following forms:

1. SURRENDER OF STOCK SUBJECT TO VESTED OPTION. Payment of all or part of the Exercise Price and any withholding taxes may be made all or in part with Shares of the Company retained by the Company from the Shares otherwise issuable upon exercise of a vested Option. Such retained Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased pursuant to exercise of the Option.

2. SURRENDER OF PREVIOUSLY OWNED STOCK. Payment of all or part of the Exercise Price and any withholding taxes may be made all or in part with Shares which have already been owned by the Optionee or Optionee’s representative and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased pursuant to exercise of the Option.

3. EXERCISE/SALE. Payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

4. EXERCISE/PLEDGE. Payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(e) NO RIGHTS AS A SHAREHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Sections 1 and 7 hereof.

6. NON-TRANSFERABILITY OF OPTION.

This Option may be exercised during the lifetime of Optionee only by Optionee and may not be transferred in any manner other than by will or by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor/settlor, or by gift to “immediate family,” as that term is defined in 17 C.F.R. 240.16a-1(e) or successor statute or regulation thereto. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7. ADJUSTMENT OF SHARES ON MERGER OR REORGANIZATION.

(a) In the event that the Company is a party to a merger or other reorganization, the Option shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of all outstanding options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for payment of a per-Share cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price in all cases without the Optionee’s consent. Any cancellation shall not occur until after Optionee has been notified and has had reasonable opportunity to exercise the Option.

(b) Except as provided in Section 1 hereof, Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to this Option. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

8. SECURITIES LAWS. Shares shall not be issued under this Option unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company’s securities may then be listed.

Upon the exercise of this Option, the Company may require the Optionee to sign an investment covenant to the effect that such Option and such Stock will be acquired by the Optionee for his or her own account for investment and not with a view to, or for sale in connection with, any distribution of the Option or Stock. The certificates representing the shares of Stock purchased under this Option may contain such legends as counsel for the Company shall deem necessary to comply with any applicable securities law, rule, or regulation.

This Option is subject to the requirement that if at any time the Board of Directors or the Committee shall determine in its discretion that the listing or qualification of the Shares subject thereto on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, or if, in the opinion of counsel to the Company, compliance with any state or federal securities laws is necessary or desirable as a condition of or in connection with the issuance of Shares under the Option, the Optionee’s right to exercise all or any portion of this Option shall be suspended and the Option may not be exercised in whole or in part unless such listing, qualification, consent, approval, or compliance shall have been effected or obtained free of any condition not acceptable to the Board of Directors or the Committee.

9. GOVERNING LAW; INTEGRATION. This Option and the rights and obligations of the Company and the Optionee shall be governed and construed according to the domestic substantive laws of the State of California without giving effect to choice or conflict of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction. This Agreement constitutes the sole understanding of the Company and the Optionee with respect to the subject matter of the Agreement.

10. TAXATION UPON EXERCISE OF OPTION.

Optionee understands that upon exercise of this Option, he will generally recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares over the exercise price. The Optionee is solely responsible for paying any tax obligation that may arise from the exercise of the Option.

THE FEDERAL TAX CONSEQUENCES OF STOCK OPTIONS ARE COMPLEX AND SUBJECT TO CHANGE. ACCORDINGLY, OPTIONEE (OR HIS OR HER GUARDIAN, ESTATE OR LEGATEE) SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR BEFORE EXERCISING ANY OPTION OR DISPOSING OF ANY SHARES ACQUIRED UPON THE EXERCISE OF AN OPTION.

Grant Date: July 1, 2002

[The balance of this page intentionally left blank. Signature page follows.]

PLACER CAPITAL CO. II

By:	/s/ RONALD W. BACHLI	By:	/s/ KIMBERLY DREWNIAK
	Ronald W. Bachli, President		Kimberly Drewniak, Secretary

Optionee represents that Optionee has read the terms and provisions of this Option and hereby accepts the same subject to all the terms and provisions of this Option. Optionee hereby agrees to accept as binding, conclusive and final all decision, or interpretations of the Board of Directors or its duly appointed Committee upon any questions arising under this Option Agreement.

Dated:

/s/ JOSEPH F. HEITZLER
JOSEPH F. HEITZLER

SOUTHLAND CAPITAL CO.

NONSTATUTORY STOCK OPTION AGREEMENT

1. GRANT.

(a) Southland Capital Co., a California corporation (the “Company”), hereby grants to JOSEPH F. HEITZLER (the “Optionee”), an option (the “Option”) to purchase a total of 8,363 Shares of common stock of the Company, at the price set forth below, which Option is in all respects subject to the terms, definitions and provisions described in this nonstatutory stock option agreement (the “Agreement”).

(b) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If the outstanding shares of common stock of the Company (the “Stock”) are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Company, through a reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation, or otherwise, without consideration to the Company, an appropriate and proportionate adjustment shall be made in the number and kind of Shares as to which Options may be granted. A corresponding adjustment changing the number or kind of Shares subject to this Option and the exercise price per Share allocated to the unexercised portion of this Option, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment, however, shall be made without change in the total price applicable to the unexercised portion of this Option, but with a corresponding adjustment in the price for each Share subject to this Option. Any adjustment under this Section shall be made by the Board of Directors of the Company, or a duly appointed committee thereof (the “Committee”), whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of Stock shall be issued under this Option on account of any such adjustment, and fractional share interests shall be disregarded and the fractional share interest shall be rounded down to the nearest whole number.

(c) RESERVATION OF RIGHTS. Except as provided in this Section 1, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price (as defined below) of Shares subject to the Option. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

2. NATURE OF THE OPTION.

This Option is intended by the Company and the Optionee to be a nonstatutory option, in contrast to a stock option described in Sections 422(b) or 423(b) of the Internal Revenue Code of 1986, as amended (“Nonstatutory Option”) and does not qualify for any special tax benefits to the Optionee. This option is NOT an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

3. EXERCISE PRICE.

(a) The amount for which one share of common stock of the Company, adjusted as described in Section 1(b) (if applicable) (one “Share”) may be purchased upon exercise of all or a portion of this Option (the “Exercise Price”) is $4.50 for each share of Stock, which price is not less than the Fair Market Value (as defined below) per share of the common stock of the Company on the Grant Date (set forth below).

(b) “Fair Market Value” shall mean the market price of one share of the Stock, determined by the Committee as follows: The Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate. In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

4. TERM OF OPTION.

This Option, and all rights to exercise any vested portion hereof, shall terminate on the third anniversary of the Grant Date, and may be exercised during such term only in accordance with the terms of this Option.

5. EXERCISE OF OPTION.

This Option shall be exercisable during its term in accordance with the provisions of this Option as follows:

(a) RIGHT TO EXERCISE. This Option shall vest cumulatively from the date of grant of the Option, exercisable as follows: immediately as to 8,363 Shares.

(b) MINIMUM EXERCISE. This Option may not be exercised for fewer than ten (10) Shares nor for a fraction of a Share.

(c) METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option and specify the number of whole Shares in respect of which the Option is being exercised. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail, to the Secretary of the Company accompanied by payment of the Exercise Price specified in Section 3 above.

No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or inter-dealer quotation system upon which the shares of the Company’s common stock may then be listed or quoted. Assuming such compliance, the Shares shall be considered transferred to the Optionee as of the date on which the Option is exercised with respect to such Shares. An Optionee shall have no rights as a shareholder of the Company with respect to any Shares until the issuance of a stock certificate to the Optionee for such Shares.

(d) METHOD OF PAYMENT. The entire Exercise Price of Shares issued under this Option shall be payable in cash or by certified check, official bank check, or the equivalent thereof acceptable to the Company at the time when such Shares are purchased. Such payment also shall include the amount of any withholding tax obligation which may arise in connection with the exercise, as determined by the Company. In addition, payment may be made in any of the following forms:

1. SURRENDER OF STOCK SUBJECT TO VESTED OPTION. Payment of all or part of the Exercise Price and any withholding taxes may be made all or in part with Shares of the Company retained by the Company from the Shares otherwise issuable upon exercise of a vested Option. Such retained Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased pursuant to exercise of the Option.

2. SURRENDER OF PREVIOUSLY OWNED STOCK. Payment of all or part of the Exercise Price and any withholding taxes may be made all or in part with Shares which have already been owned by the Optionee or Optionee’s representative and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased pursuant to exercise of the Option.

3. EXERCISE/SALE. Payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

4. EXERCISE/PLEDGE. Payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(e) NO RIGHTS AS A SHAREHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Sections 1 and 7 hereof.

6. NON-TRANSFERABILITY OF OPTION.

This Option may be exercised during the lifetime of Optionee only by Optionee and may not be transferred in any manner other than by will or by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor/settlor, or by gift to “immediate family,” as that term is defined in 17 C.F.R. 240.16a-1(e) or successor statute or regulation thereto. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7. ADJUSTMENT OF SHARES ON MERGER OR REORGANIZATION.

(a) In the event that the Company is a party to a merger or other reorganization, the Option shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of all outstanding options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for payment of a per-Share cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price in all cases without the Optionee’s consent. Any cancellation shall not occur until after Optionee has been notified and has had reasonable opportunity to exercise the Option.

(b) Except as provided in Section 1 hereof, Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to this Option. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

8. SECURITIES LAWS. Shares shall not be issued under this Option unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company’s securities may then be listed.

Upon the exercise of this Option, the Company may require the Optionee to sign an investment covenant to the effect that such Option and such Stock will be acquired by the Optionee for his or her own account for investment and not with a view to, or for sale in connection with, any distribution of the Option or Stock. The certificates representing the shares of Stock purchased under this Option may contain such legends as counsel for the Company shall deem necessary to comply with any applicable securities law, rule, or regulation.

This Option is subject to the requirement that if at any time the Board of Directors or the Committee shall determine in its discretion that the listing or qualification of the Shares subject thereto on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, or if, in the opinion of counsel to the Company, compliance with any state or federal securities laws is necessary or desirable as a condition of or in connection with the issuance of Shares under the Option, the Optionee’s right to exercise all or any portion of this Option shall be suspended and the Option may not be exercised in whole or in part unless such listing, qualification, consent, approval, or compliance shall have been effected or obtained free of any condition not acceptable to the Board of Directors or the Committee.

9. GOVERNING LAW; INTEGRATION. This Option and the rights and obligations of the Company and the Optionee shall be governed and construed according to the domestic substantive laws of the State of California without giving effect to choice or conflict of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction. This Agreement constitutes the sole understanding of the Company and the Optionee with respect to the subject matter of the Agreement.

10. TAXATION UPON EXERCISE OF OPTION.

Optionee understands that upon exercise of this Option, he will generally recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares over the exercise price. The Optionee is solely responsible for paying any tax obligation that may arise from the exercise of the Option.

THE FEDERAL TAX CONSEQUENCES OF STOCK OPTIONS ARE COMPLEX AND SUBJECT TO CHANGE. ACCORDINGLY, OPTIONEE (OR HIS OR HER GUARDIAN, ESTATE OR LEGATEE) SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR BEFORE EXERCISING ANY OPTION OR DISPOSING OF ANY SHARES ACQUIRED UPON THE EXERCISE OF AN OPTION.

Grant Date: July 1, 2002

[The balance of this page intentionally left blank. Signature page follows.]

SOUTHLAND CAPITAL CO.

By:	/s/ Ronald W. Bachli	By:	/s/ KIMBERLY DREWNIAK
	Ronald W. Bachli, President		Kimberly Drewniak, Secretary

Optionee represents that Optionee has read the terms and provisions of this Option and hereby accepts the same subject to all the terms and provisions of this Option. Optionee hereby agrees to accept as binding, conclusive and final all decision, or interpretations of the Board of Directors or its duly appointed Committee upon any questions arising under this Option Agreement.

Dated:

/s/ JOSEPH F. HEITZLER
JOSEPH F. HEITZLER